Exhibit 10.17(b)
SECOND AMENDMENT TO LEASE
     THIS SECOND AMENDMENT to Lease (“Amendment”) is dated for reference purposes April 21, 2006 and is entered into by and between ProLogis California I LLC (“Landlord”), and Skechers USA, Inc. (“Tenant”).
WITNESSETH:
     WHEREAS, Landlord and Tenant entered into that certain Lease dated April 10,2001 (the “Lease”), and a first Amendment to lease dated October 22, 2003 for a 763,228 square foot space known and numbered as 4100 E. Mission Blvd., Ontario, CA 91761 (the “Premises”);
     WHEREAS Tenant and Landlord desire to amend the Lease and First Amendment, pursuant to this Second Amendment to Lease.
     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree to amend the Lease as follows:
1.	Effective March 1, 2006, the Premises shall be increased by 1,391 square feet to a revised approximate size of 763,228 square feet.

2.	Monthly Base Net Rent shall continue as follows:

Period	Monthly Base Rent
March 1, 2006 - May 31, 2006	$217,520.00
June 1, 2006 - November 30, 2008	$236,601.00
December 1, 2008 - May 31, 2011	$251,865.00
3.	Effective March 1, 2006, Tenant’s proportionate share of the Building and the Project shall be 100%.

4.	Other Terms & Conditions: Except as expressly amended by this Second Amendment to Lease, all other terms and conditions of the Lease shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have signed this Second Amendment to Lease as of the day and year first above written.

LANDLORD		TENANT

PROLOGIS CALIFORNIA I LLC		SKECHERS USA, INC.
By:	ProLogis Trust, its Managing Member

By	/s/ W. Scott Lamson	By	/s/ David Weinberg

	Name: W. Scott Lamson		Name: David Weinberg
	Title: Senior Vice President		Title: Chief Operating Officer